UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

VIVOS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53497	80-0138937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 N Center Parkway Kennewick, WA	99336
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 736-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

Issuance of Common Stock Pursuant to Offering Statement

On October 30, 2026, Vivos Inc. (the “Company”) completed the sale and issuance of 12,500,000 shares of common stock, par value $0.001 per share (“Common Stock”), pursuant to its Regulation A+ offering being conducted on a “best efforts” basis under Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”) (the “Offering”). The Offering is being conducted pursuant to the Company’s offering statement on Form 1-A, dated March 4, 2026 (“Offering Statement”), as filed with and qualified by the Securities and Exchange Commission (the “SEC”) on March 5, 2026. The Offering resulted in gross proceeds to the Company of $1,000,000. Proceeds from the sale of Common Stock in connection with the Offering will be used for general working capital purposes.

Please see the Offering Statement for additional details regarding the Offering, including the terms of the Common Stock being offered.

The issuance of the Common Stock was made in reliance upon an exemption from registration provided under Regulation A+ pursuant to Section 3(6) of the Securities Act.

Issuance of Warrants

On October 30, 2026, the Company completed the sale and issuance to certain accredited investors of warrants to purchase 25,000,000 shares of its Common Stock (the “Warrants”), in consideration of an aggregate of $25,000, which warrants expire, if not previously exercised, on December 31, 2030, and are exercisable for Common Stock at $.075 per share. The Warrants were issued pursuant to Regulation D under the Securities Act.

Warrant Exchange

On October 30, 2026, the Company completed the issuance of 8,000,000 shares of Common Stock (the “Exchange Shares”) in consideration for the cancellation of 8,000,000 warrants to purchase shares of Common Stock (the “Warrant Exchange”). The Exchange Shares were issued in reliance on Sections 3(a)(9) and 4(2) of the Securities Act.

The foregoing descriptions of the Warrant and Warrant Exchange Agreement do not purport to be complete and are qualified in their entirety by the full text of the Form of Warrant and Form of Exchange Agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 5.08. Shareholder Director Nominations.

The Company will host its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) virtually on December 9, 2026. The Company’s Board of Directors has set a record date of November 2, 2026, entitling stockholders of record as of such date to notice of and to vote at the 2026 Annual Meeting. As provided in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Rule 14a-8”), the Company is hereby providing the date by which shareholder proposals must be received by the Company to be included in the proxy statement for the Annual Meeting. The Company will provide additional details regarding the matters to be voted on and instructions for accessing the Annual Meeting in the Company’s proxy statement to be filed with the SEC prior to the Annual Meeting.

To be considered for inclusion in proxy materials for the Annual Meeting, stockholder proposals submitted pursuant to Rule 14a-8 and intended to be presented at the Annual Meeting must be received by the Company at 1030 N Center Parkway, Kennewick, WA 99336 no later than the close of business on November 9, 2026. Any proposal received after such date will be considered untimely. All Rule 14a-8 proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the Company’s proxy materials for the Annual Meeting. The public announcement of an adjournment or postponement of the date of the Annual Meeting will not commence a new time period (or extend any time period) for submitting a proposal pursuant to Rule 14a-8.

Further, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by November 9, 2026.

Item 8.01 Other Events

See Item 3.02 above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Warrant
10.2	Form of Warrant Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VIVOS INC.

Date: November 5, 2026	By:	/s/ Michael K. Korenko
	Name:	Michael K. Korenko
	Title:	Chief Executive Officer